UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2007

NATIONAL TAX CREDIT INVESTORS II

(Exact name of Registrant as specified in its charter)

            California

        0-20610

  95-1017959

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

National Tax Credit Investors II, a California limited partnership (the “Registrant”) has a 98.90% limited partnership interest in Jefferson Meadows Limited Dividend Housing Association Limited Partnership, a Michigan limited partnership (“Jefferson Meadows”). On March 30, 2007, Jefferson Meadows sold its sole investment property, Jefferson Meadows Apartments, consisting of 83 units, to a third party, Jefferson Meadows-Detroit Limited Dividend Housing Association Limited Partnership, a Michigan limited partnership, for a sales price of $4,525,000. The Registrant received approximately $39,000 as a distribution from net sales proceeds after the payment of the mortgages encumbering Jefferson Meadows and closing costs. The Registrant intends to utilize the distribution received for the Registrant’s operations and reserves. The Registrant had no investment balance remaining in Jefferson Meadows as of December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT INVESTORS II

By:

National Partnership Investments Corp.

General Partner

By:

/s/Kathleen Danilchick

Kathleen Danilchick

Senior Vice President and Chief Financial Officer

Date:

April 4, 2007